Exhibit 1.1

No. 470893

The Companies Act 1948

and

The Companies Act 1985

COMPANY LIMITED BY
SHARES

MEMORANDUM

Amended by Special Resolution passed on 17th May 1993

and

ARTICLES OF ASSOCIATION

Adopted by Special Resolution passed on 18th September, 1989 and Amended by Special Resolutions passed on 17th May 1993, 18th May 1994, 24th May 1995, 22nd May 1996, 21st May 1997,

 15th July 1999, 11th May 2000, 9th May 2001, 4th May 2005 and 3rd May 2006.

Of

SPIRENT

COMMUNICATIONS
PLC

Incorporated 16th July 1949

As Bowthorpe Holdings Limited

The Companies Act 1948

and

The Companies Act 1985

COMPANY LIMITED BY SHARES

Memorandum of Association

of

SPIRENT COMMUNICATIONS plc

1.             The name of the Company is “SPIRENT COMMUNICATIONS plc” *

2.             The Company is to be a public company.

3.             The Registered Office of the Company will be situated in England.

4.             The objects for which the Company is established are:-

(A)           To design, develop, manufacture, market, assemble, buy, sell, import, export, repair, convert, let on hire and deal in, communications performance analysis and service assurance systems, cable management systems and solutions and network connectivity products, hardware and software solutions and products and sub-systems for sensing temperature, humidity, pressure and gas, electronic products and components, electronic and ultrasound equipment, cable care products and all kinds of insulated cables and wires for transmission of electrical energy, cable binding, marking and insulating apparatus, tools and machinery, rubber, synthetic rubber and plastic articles, plastic moulded products, medical electronic products, electrical products, keyboards and keytops, electronic controls, power supplies and equipment for the military and aerospace markets, connectors, terminals and related power products, wiring and installation products, lighting equipment, telephone and telephone parts, articles and accessories, lamps and all kinds of electrical, radio and telephone goods, utensils, accessories, plant and machinery, component parts, materials, articles and things used or capable of being used for any of the purposes aforesaid or in connection with any other business in which the Company is authorised to engage or be interested, and generally to carry on directly or through any subsidiary or associated company or companies the said businesses in all their branches or any business or businesses of a character similar or analogous to the foregoing, and either itself or through the medium of any subsidiary or associated company or companies to develop, extend and carry on or finance, assist or take part in the development, extension and carrying on of any of the aforesaid businesses.

(B)             To do all or any of the things aforesaid either directly or by granting financial assistance whether by way of loan, subsidy, investment or otherwise to or in any other company, syndicate, firm or person.

(C)             To carry on the business of an investment trust company and in particular to acquire by purchase, exchange, subscription or otherwise howsoever, and to hold the whole or any part of the share or loan capital or the assets or undertaking of any company, syndicate, firm or person for the time being engaged, concerned or interested in any of the businesses or trades which this Company is authorised to carry on, and to subsidise or assist in any manner any such company, syndicate, firm, or person and to make and do or assist in making and doing all such arrangements and things as may be considered desirable with a view to the extension or the economical or profitable conduct or development of the business of any such company, syndicate, firm or person or calculated to promote the success thereof, and generally to exercise the rights, enjoy the privileges and fulfil the obligations of the holders of share or loan capital or the assets or undertaking of or in any such company, syndicate, firm or person.

* The Company was incorporated under the name of BOWTHORPE HOLDINGS LIMITED on 16th July, 1949. The Company’s name was changed to BOWTHORPE HOLDINGS PLC on 15th July, 1981, to

BOWTHORPE plc on 20th May, 1992, to SPIRENT plc on 11 May 2000 and to SPIRENT COMMUNICATIONS PLC on 3rd May 2006.

(D)            To purchase, acquire, rent, build, construct, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control works and conveniences of all kinds, whether for the purposes of the Company or for sale or hire to or in return for any consideration from any other company or persons, and to contribute to or assist in the carrying out or establishment, construction, maintenance, improvement, management, working, control or superintendence thereof respectively.

(E)              To subscribe for, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with the shares, stock, securities and evidences of indebtedness or of the right to participate in profits or assets or other similar documents issued by any government, authority, corporation or body, or by any company or body of persons, and any options or rights in respect thereof, and to buy and sell foreign exchange.

(F)              To purchase or otherwise acquire for any estate or interest any property or assets or any concessions, licences, grants, patents, trade marks or other exclusive or non-exclusive rights of any kind which may appear to be necessary or convenient for any business of the Company, and to develop and turn to account and deal with the same in such manner as may be thought expedient, and to make experiments and tests and to carry on all kinds of research work.

(G)             To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages and charges upon the undertaking and all or any of the property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures, debenture stock or other securities of any description.

(H)            To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal in bills of exchange, promissory notes, and other negotiable or transferable instruments.

(I)                 To amalgamate or enter into partnership or any joint purse or profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, firm, or person, and to purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, body or company carrying on any business which this Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

(J)                To promote or concur in the promotion of any company, the promotion of which shall be considered desirable.

(K)            To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the payment and repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(L)              To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for stocks, shares or securities of any other company whether fully or partly paid up.

(M)         To procure the registration or incorporation of the Company in or under the laws of any place outside England.

(N)            To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition, or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(O)            To grant pensions or gratuities to any employees or ex-employees and to officers and ex-officers (including Directors and ex-Directors) of the Company or its predecessors in business, or the relations, connections or dependents or any such persons, and to establish or support associations, institutions, clubs, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the Company or of its members, and to establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees, and to lend money to the Company’s employees to enable them to purchase shares of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them.

(P)              To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

(Q)            To do all such other things as may be considered to be incidental or conducive to the above objects or any of them.

(R)             To purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purpose of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the Company and shall not be in anywise limited by reference to any other paragraph or the order in which the same occur or the name of the Company. Provided always that nothing herein contained shall empower the Company to carry on the business of stock and share brokers or dealers or of life assurance, accident assurance, fire assurance, employers’ liability assurance, industrial assurance, motor assurance or any business of insurance or re-insurance within the meaning of the Assurance Companies Acts, 1909 to 1946, or any Act amending, extending or re-enacting the same.

5.             The liability of the members is limited.

6.             The share capital of the Company is £100, divided into one thousand shares of two shillings each.***

*                                         The share capital of the Company at 21st May, 1997 is £22,500,000 divided into 225,000,000 Ordinary Shares of 10p each.

**                                  The share capital of the Company on 11th May 2000 is £27,500,000 divided into 275,000,000 Ordinary shares of 10p each.

†                                          The share capital of the Company on 12th May 2000 was divided into 825,000,000 Ordinary shares of   3 1/3p each

‡                                          The share capital of the Company on 8 December 2000 was increased to £36,666,667 divided into 1,100,000,000 Ordinary shares of 3 1/3p each.

***                           The share capital of the Company on 2 May 2002 was increased to £41,666,667 divided into 1,250,000,000 Ordinary shares of 3 1/3p each.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of Shares
NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS.		taken by each
Subscriber

GWENDOLINE GRESHAM ELLSTON,		One
Austin Friars House,
6, Austin Friars,
London, E.C.2.
Solicitors’ Clerk.

EDITH SANDERS,		One
Austin Friars House,
6, Austin Friars,
London, E.C.2.
Solicitors’ Clerk.

	Total Shares taken...	Two

DATED this 11th day of July, 1949.

WITNESS to the above Signatures:-

H. E. WALKER
Austin Friars House,
6, Austin Friars,
London, E.C.2.
Solicitors’ Clerk.

The Companies Act 1948

and

The Companies Act 1985

COMPANY LIMITED BY SHARES

Articles of Association

Adopted by Special Resolution passed on 18th September, 1989 and amended by
Special Resolutions passed on 17th May, 1993, 18th May, 1994, 24th May, 1995,
22nd May, 1996, 21st May 1997, 11th May 2000, 4th May 2005 and 3rd May 2006

of

SPIRENT COMMUNICATIONS plc

PRELIMINARY

1.      The regulations in Table A in The Companies (Tables A to F) Regulations 1985 and in any Table A applicable to the Company under any former enactment relating to companies shall not apply to the Company.

2.      In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:—

The Act	The Companies Act 1985 (as amended).

Approved Depositary

Someone appointed to hold the Company’s shares or rights or interests in any of the Company’s shares; and to issue securities, documents of title or other documents with evidence that the holder of them owns or is entitled to receive the shares, rights or interests held by the Approved Depositary. A nominee acting for someone appointed to do these things shall also be treated as an Approved Depositary. The arrangements for the Approved Depositary to do the things described above must be approved by the Directors. Reference in these Articles to an Approved Depositary or to shares held by it refer only to an Approved Depositary and to its shares held in its capacity as an Approved Depositary.

The Statutes	The Act, the Regulations and every other statute for the time being in force concerning companies and affecting the Company.

These Articles	These Articles of Association as from time to time altered.

Office	The registered office of the Company for the time being.

Transfer Office	The place where the Register of Members is situate for the time being.

Seal	The Common Seal of the Company.

Securities Seal	An official seal kept by the Company by virtue of Section 40 of the Act.

Month	Calendar month.

Year	Calendar year.

In writing

Written or produced by any substitute for writing or partly one and partly another including (but only to the extent that (a) the Directors so resolve, either generally or in relation to particular categories of document; and (b) the recipient has requested or agreed) electronic communication.

Paid	Paid or credited as paid.

The Regulations	The Uncertificated Securities Regulations 2001 (S.I.2001/3755).

Operator	CRESTCo Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Regulations.

Operator-instruction	A properly authenticated dematerialised instruction attributable to the Operator.

relevant system	A computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations.

participating security	A security title to units of which is permitted by the Operator to be transferred by means of a relevant system.

The United Kingdom	The United Kingdom of Great Britain and Northern Ireland.

The London Stock Exchange	London Stock Exchange plc.

The UK Listing Authority	The Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.

The Official List	The Official List maintained by the UK Listing Authority.

The expressions “debenture” and “debenture holder” shall respectively include “debenture stock”

and “debenture stockholder”.

The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

The expression “officer” shall include the Directors, the Secretary and any other managers, but shall not include any auditor.

The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary.

All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

Except where the context requires otherwise, any reference to issued shares of any class (whether of the Company or of another company) shall not include any shares of that class held as treasury shares.

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include corporations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

Subject as aforesaid any words or expressions defined in the Act or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

A Special or Extraordinary Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles.

References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Regulations.

The expressions “electronic mail” or “electronic systems” shall include any electronic transmission in any form through any medium.

The expressions “communication” and “electronic communication” shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, email, facsimile, CD Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 141(A)) publication on a web site.

The expression “address” shall include, in relation to electronic communication, any number or address (including, in the case of any Uncertificated Proxy Instruction permitted under Article 69, an identification number of a participant in the relevant system) used for the purpose of such communication.

SHARE CAPITAL

3.      The share capital of the Company at the date of the adoption of these Articles of Association is £17,500,000 divided into 175,000,000 Ordinary Shares of 10p each.** †‡

* The Share capital of the Company at 21st May 1997 is £22,500,000 divided into 225,000,000

   Ordinary shares of 10p each.

** The share capital of the Company at 11 May 2000 is £27,500,000 divided into 275,000,000 shares of 10p each.

† The share capital of the Company at 12th May 2000 was divided into 825,000,000 Ordinary shares of 3 1/3p each.

‡  The share capital of the Company at 8 December 2000 was increased to £36,666,667 divided into 1,100,000,000 Ordinary shares of 3 1/3p each.

*** The share capital of the Company on 2 May 2002 was increased to £41,666,667 divided into 1,250,000,000 Ordinary shares of 3 1/3p each.

VARIATION OF RIGHTS

4.      Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes, be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate General Meeting all the provisions of these Articles relating to General Meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class (but so that at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum) and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him. The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

5.      The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or the purchase by the Company of any of its own shares.

ALTERATION OF SHARE CAPITAL

6.      The Company may from time to time by Ordinary Resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

7.      The Company may by Ordinary Resolution:-

(a)   Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)   Cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(c)   Sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

8.      (A) Subject to the provisions of the Statutes, the Company may purchase any of its own shares (including any redeemable shares) and either cancel such shares or hold them in treasury. Every contract for the purchase by the Company of, or under which it may become entitled or obliged to purchase, its own shares shall, in addition to such authorisation as may be required by the Statutes, be sanctioned by an Extraordinary Resolution passed at a separate General Meeting of the holders of each class of shares in issue convertible into equity share capital of the Company.

         (B)  The Company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the Company to shareholders or to receive any distribution (including in a winding up), but without prejudice to its right to sell the treasury shares, to transfer the treasury shares for the purposes of or pursuant to an employees’ share scheme, to receive an allotment of shares as fully paid up bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares.

9.      The Company may reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any manner and with and subject to any incident authorised and consent required by law.

SHARES

10.    Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed.

11.    (A)     Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

         (B)       The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

         (C)       During each prescribed period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority and to sell treasury shares wholly for cash:-

                (i)                                    in connection with a rights issue; and

                (ii)                                 otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 89 Amount;

                                as if Section 89(1) of the Act did not apply to any such allotment or sale.

         (D)      By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment or sale of securities after the expiry of such period.

         (E)        For the purposes of this Article:-

(i)     “rights issue” means an offer of equity securities open for acceptance for a period fixed by the Directors to holders of equity securities on the register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory or as a result of shares being held by an Approved Depositary);

(ii)    “prescribed period” means in the first instance the period from the date of the adoption of these Articles to the date of Annual General Meeting in 1990 or 17th August, 1990, whichever is the earlier, and shall thereafter mean any period (not exceeding 15 months on any occasion) for which the authority and power conferred by sub-paragraphs (i) and (ii) above are renewed by a Special Resolution of the Company stating the Section 80 Amount and Section 89 Amount for such period;

(iii)   “the Section 80 Amount” shall for the first prescribed period be £1,893,931 and for any other prescribed period shall be that stated in the relevant Special Resolution or any increased amount fixed by Ordinary Resolution;

(iv)   “the Section 89 Amount” shall for the first prescribed period be £780,053 and for any other prescribed period shall be that stated in the relevant Special Resolution;

(v)    the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

(vi)   words and expressions defined in or for the purposes of Part IV of the Act shall bear the same meanings herein.

12.    The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

13.    The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder:

(a)         recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or

(b)   allow the rights represented thereby to be one or more participating securities  in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

14.    Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

15.    The Directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List , such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly. If the Directors refuse to register an allotment or transfer they shall within two months after the date on which:-

        (i)                                    the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or

        (ii)                                 the Operator-instruction was received by the Company (in the case of shares held in uncertificated form);

                                                send to the allottee or transferee notice of the refusal.

SHARE CERTIFICATES

16.    Every share certificate shall be issued under the Seal (or under a Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. No certificate shall normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

17.    In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all.

18.    Any person (subject as aforesaid) whose name is entered in the Register of Members in respect of shares in certificated form of any one class shall upon the issue or transfer of such shares to him be entitled without payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgment of a transfer or (in the case of a transfer of partly-paid shares) within two months after lodgment of a transfer.

19.    Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

20.    (A)     Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

         (B)       If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may, if they think fit, comply with such request.

         (C)       If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

         (D)      In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

CALLS ON SHARES

21.    The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

22.    Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine.

23.    If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 17 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part.

24.    Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

25.    The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.

26.    The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate (not exceeding 17 per cent. per annum) as the member paying such sum and the Directors may agree.

FORFEITURE AND LIEN

27.    If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him or on the person entitled to the share by transmission as the case may be requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment.

28.    The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited.

29.    If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

30.    A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid.

31.         A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at 17 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment and the Directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or surrender or for any consideration received on their disposal or waive payment in whole or in part.

32.         The Company shall have a first and paramount lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article.

33.         The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been given to the holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy or otherwise by operation of law.

34.         The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender, in the case of shares held in certificated form, to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser.

35.         A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

36.         (A)     All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

                          (B)       All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

37.         The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the Register of Members shall not be closed without the consent of the Operator. The Register of Members shall not be closed for more than thirty days in any year.

38.         The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless the instrument of transfer is in respect of only one class of share and is lodged, duly stamped if required, at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgment of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

39.           All instruments of transfer which are registered may be retained by the Company.

40.           No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register of Members affecting the title to any shares.

41.           Subject to compliance with the rules (as defined in the Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

                          (a)         The provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

                          (b)        Nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

                          (c)         Any document referred to above may, subject to the Statutes, be destroyed before the end of the relevant period provided that a copy of such document (whether made electronically, by microfilm, by digital imaging or by other means) has been made and is retained until the end of the relevant period; and

                          (d)        References herein to the destruction of any document include references to the disposal thereof in any manner.

TRANSMISSION OF SHARES

42.         In case of the death of a shareholder, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

43.         Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the said member.

44.         Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

UNTRACED SHAREHOLDERS

45.         (A) The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:-

(i)                 during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the first thereof) no communication has been received by the Company from the member or the person entitled by transmission and no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the member or to the person entitled by transmission to the shares at his address on the Register of Members or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and at least three dividends in respect of the shares in question have become payable and no dividend in respect of those shares has been claimed; and

(ii)              the Company shall on expiry of the said period of twelve years have inserted advertisements in both a national daily newspaper and in a newspaper circulating in the area in which the address referred to in paragraph (i) is located giving notice of its intention to sell the said shares; and

(iii)           during the said period of twelve years and the period of three months following the publication of the said advertisements the Company shall have received no communication from such member or person.

                          (B) To give effect to any such sale the Company may appoint any person to transfer as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

GENERAL MEETINGS

46.           An Annual General Meeting shall be held once in every year, at such time (within a period of not more than fifteen months after the holding of the last preceding Annual General Meeting) and place as may be determined by the Directors. All other General Meetings shall be called Extraordinary General Meetings.

47.           The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed with proper expedition to convene an Extraordinary General Meeting.

NOTICE OF GENERAL MEETINGS

48.           An Annual General Meeting and any Extraordinary General Meeting at which it is proposed to pass a Special Resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by twenty-one days’ notice in writing at the least and any other Extraordinary General Meeting by fourteen days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company: Provided that the Company may determine that only those persons entered on the Register of Members at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and subject to paragraph 49 below.

49.           A General Meeting notwithstanding that it has been called by a shorter notice than that specified in paragraph 48 above shall be deemed to have been duly called if it is so agreed:-

                          (a)       in the case of an Annual General Meeting by all the members entitled to attend and vote thereat; and

                          (b)      in the case of an Extraordinary General Meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

50.           (A)   Every notice calling a General Meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

                          (B)     In the case of an Annual General Meeting, the notice shall also specify the meeting as such.

                          (C)       In the case of any General Meeting, the notice shall specify the general nature of the business to be transacted thereat; and if any resolution is to be proposed as an Extraordinary Resolution or as a Special Resolution, the notice shall contain a statement to that effect.

                          (D)      For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register of Members in order to have the right to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

51.         The Chairman of the Directors, failing whom a Deputy Chairman, shall preside as chairman at a General Meeting. If there be no such Chairman or Deputy Chairman, or if at any meeting neither be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be chairman of the meeting.

52.         No business other than the appointment of a chairman shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

53.         If within five minutes from the time appointed for a General Meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any case it shall stand adjourned to such other day and such time and place as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. At the adjourned meeting two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

54.         (A)     The Chairman of the meeting may, with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time or sine die and from place to place. In addition, the Chairman may at any time without the consent of the meeting adjourn the meeting to another time or place or sine die if it appears to the Chairman that:-

(i)                 the number of persons present or wishing to attend cannot be conveniently accommodated in the place(s) appointed for the meeting; or

(ii)              the conduct of any persons attending the meeting prevents or is likely to prevent the orderly conduct of the business of the meeting ; or

(iii)           without an adjournment, the security or safety of those attending the General Meeting would or may be at risk; or

(iv)          an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

                                                 No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned sine die, the time and place for the adjourned  meeting shall be fixed by the directors.

                          (B)       When a meeting is adjourned for thirty days or more, or sine die, not less than seven days’ notice of the adjourned meeting shall be given in the like manner as in the case of the original meeting.

Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

55.         (A)     In the case of a resolution duly proposed as a Special or Extraordinary Resolution, no amendment to such resolution (other than any clerical amendment to correct a patent error) may be considered or voted upon.

                          (B)       In the case of a resolution duly proposed as an Ordinary Resolution, no amendment or proposed amendment shall be put to or voted upon by the members at any General Meeting or adjourned meeting unless at least forty eight hours before the time fixed for the General Meeting (or adjourned General Meeting) notice in writing of the terms of the amendment or proposed amendment and of the intention of the proposer to attend and propose it has been lodged at the Office. Notwithstanding that no such written notice shall have been given, the Chairman, in his absolute discretion, may accept or propose at any General Meeting or adjourned General Meeting amendments of a minor or formal nature or to correct a manifest error or which he may in his discretion consider fit for consideration at the meeting.

56.         If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special or Extraordinary Resolution no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

57.         At any General Meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a resolution is put to the vote on a show of hands or on the declaration of the result of the show of hands) demanded by:-

(a)       the chairman of the meeting; or

(b)      not less than three members present in person or by proxy and entitled to vote; or

(c)       a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)      a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

58.         A demand for a poll may be withdrawn only with the approval of the meeting. Unless a poll is demanded a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution. If a poll is demanded, it shall be taken in such manner (including the use of ballot, electronic voting or voting papers or tickets) as the chairman of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

59.         In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

60.         A poll demanded on the choice of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the chairman may direct. No notice need be given of a poll not taken immediately. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

VOTES OF MEMBERS

61.         Subject to Article 49 (D) and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares, on a show of hands every member who is present in person shall have one vote and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

62.         In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the share.

63.         Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any General Meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

64.         (A)     No member shall, unless the Directors otherwise determine, be entitled in respect of shares held by him to vote either personally or by proxy at a General Meeting or a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company if any call or other sum presently payable by him to the Company in respect of such shares remains unpaid.

                          (B)       If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 212 of the Act and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “default shares” which expression shall include any further shares which are issued in respect of such shares) and any other shares held by the member, the member shall not (for so long as the default continues), nor shall any transferee to whom any such shares are transferred (other than pursuant to paragraph 64(c)(ii) below) be entitled to vote either personally or by proxy at a General Meeting of the Company or at a meeting of the holders of any class of shares of the Company or to exercise any other right conferred by membership in relation to a General Meeting of the Company or a meeting of the holders of any class of shares of the Company.

                          (C)     Where the default shares represent at least 0.25 per cent. of the issued shares of that class, then the direction notice may additionally direct:-

(i)             that any dividend (or any part thereof) or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member; and/or

(ii)          that no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:-

(a)          the member is not himself in default as regards supplying the information required; and

(b)         the transfer is of part only of the member’s holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations.

Any direction notice may treat shares of a member in certificated form and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former or the latter.

                          (D)      The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

                          (E)        (i)                Save as herein provided, any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and for a period of 7 days thereafter provided that the Directors may at the request of the member concerned reduce or waive such 7 day period if they think fit.

                                                 (ii)             Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer.

                          (F)        for the purposes of this Article:-

(i)            a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under the said Section 212 which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(ii)         the prescribed period is 28 days from the date of service of the notice under the said Section 212 except that if the default shares represent at least 0.25 per cent. of the issued shares of that class, the prescribed period is 14 days from such date; and

(iii)    a transfer of shares is an approved transfer if but only if:-

(a)            it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over offer for a company (as defined in Section 428 of the Act ); or

(b)           the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(c)          the transfer results from a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

(G)             Where a person appearing to be interested in shares has been served with a direction notice and the shares in which he appears to be interested are held by an Approved Depositary, this Article shall be treated as applying only to the shares in which are held by the Approved Depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

(H)       Where the member on which a direction notice is served is an Approved Depositary, the obligations of the Approved Depositary as a member will be limited to disclosing to the Company any information relating to any person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depositary.

65.         No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

66.         On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any matter coming before the meeting on which proxies are entitled to vote.

67.         A proxy need not be a member of the Company.

68.         An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:-

                          (a)   in the case of an individual shall be signed by the appointor or his attorney or comply with Article 140; and

                          (b)   in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation or comply with Article 140.

                          The signature on such instrument need not be witnessed. Where an instrument appointing a proxy is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid.

                          In addition, the Directors may determine that a proxy may be appointed by telephone, fax or electronic mail, subject to such terms and conditions relating thereto as they may impose and to the Statutes.

69.           (A)    The appointment of a proxy must be received at such address or one of such addresses (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no address is so specified, at the Transfer Office) not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid.  The appointment shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

(B)       Without limit to the foregoing paragraph (A), in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by means of an electronic communication in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction or notification to send it on behalf of that holder.

70.           A proxy shall have the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting except with the permission of the chairman of the meeting.

71.         A vote cast by proxy or demand for a poll made by proxy shall not be invalidated by the previous death or insanity of the member or by the revocation of the appointment of the proxy or of the authority under which the appointment was made provided that no notice in writing of such death, insanity or revocation shall have been received by the Company at the address or one of the addresses specified under Article 69 (subject to the conditions attached to the use of a particular address imposed under that Article) or, if no address was specified, at the Transfer Office at least one hour before the commencement of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

CORPORATIONS ACTING BY REPRESENTATIVES

72.         Any corporation including without limitation an Approved Depositary, which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company. The person so authorised shall (only in respect of the shares to which his authority relates) be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

DIRECTORS

73.         Subject as hereinafter provided the Directors shall not be less than two nor more than fifteen in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or maximum number of Directors.

74.         A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at General Meetings.

75.         The ordinary remuneration of the Directors shall be determined by the Directors except that such remuneration shall not exceed £500,000 per annum in aggregate or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office.

76.         Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman whether or not such office is held in an executive capacity), or who serves on any committee of the Directors, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

77.         The Directors may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise in connection with the business of the Company.

78.         The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to pay premiums.

79.         Subject to the provisions of the Statutes and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director may be party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way interested and he may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated therefor and in any such case as aforesaid (save as otherwise agreed by him) he may retain for his own absolute use and benefit all profits and advantages accruing to him thereunder or in consequence thereof.

80.           (A)     The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

                          (B)       The appointment of any Director to the office of Chairman or Deputy Chairman or Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

                          (C)       The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

81.         The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

82.           Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age, or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

83.           The office of a Director shall be vacated in any of the following events, namely:-

                          (a)   If he shall become prohibited by law from acting as a Director;

                          (b)   If he shall resign by writing under his hand left at the Office or if he shall in writing offer to resign and the Directors shall resolve to accept such offer;

                          (c)   If he shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

                          (d)      If in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

                          (e)         If he shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his office be vacated; or

                          (f)         If he shall be removed from office by notice in writing served upon him signed by three quarters of all his co-directors (or, if this number is not a whole number, the nearest whole number when rounded up), but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract for service between him and the Company.

84.           (A)    Each non-executive Director who has served the Company for more than nine years shall retire at every Annual General Meeting but, unless he falls within paragraph 85 below, he shall be eligible for re-election.

                          (B)      Each executive Director and each non-executive Director who has served the Company for less than nine years shall retire at the Annual General Meeting held in the third calendar year following the year in which he was elected or last re-elected but, unless he falls within paragraph 85 below, he shall be eligible for re-election.

85.         A Director, whether executive or non-executive, shall also retire at any Annual General Meeting if he has agreed to do so (whether in accordance with the terms of his appointment or otherwise) and, unless the Directors have otherwise agreed, he shall not be eligible for re-election.

86.         The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director (if eligible for re-election) or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

                          (a)         Where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

                          (b)      Where such Director is ineligible for re-election or has given notice in writing to the Company that he is unwilling to be re-elected;

                          (c)       Where the default is due to the moving of a resolution in contravention of the next following Article.

                          The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

87.         A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

88.         No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any General Meeting unless not less than seven nor more than forty-two days (inclusive of the date on which the notice is given) before the date appointed for the meeting there shall have been lodged at the Office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

89.         The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

90.         The Company may by Ordinary Resolution appoint any person to be a Director either to fill a casual vacancy or as an additional Director. Without prejudice thereto the Directors shall have power at any time so to do, but so that the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election.

ALTERNATE DIRECTORS

91.         (A)     Any Director may at any time by writing under his hand and deposited at the Office, or delivered at a meeting of the Directors, appoint any person (including another Director) to be his alternate Director and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors, shall have effect only upon and subject to being so approved.

                          (B)       The appointment of an alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if his appointor ceases to be a Director.

                          (C)       An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all functions of his appointor as a Director and the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall act as an alternate for more than one Director, his voting rights shall be cumulative. If his appointor is for the time being absent from the United Kingdom or temporarily unable to act through ill health or disability his signature shall be as effective as the signature of his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.

(D)                                An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

MEETINGS AND PROCEEDINGS OF DIRECTORS

92.         (A) Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. At any time any Director may, and the Secretary on the requisition of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director for the time being absent from the United Kingdom. Any Director may waive notice of any meeting and any such waiver may be retroactive.

                          (B)       A Director present at a meeting of the Directors shall in addition to his own vote be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings and must be in writing or by cable, telegram, telecopy or telex message delivered to or lodged with the Secretary prior to or at the first meeting at which a vote is to be cast pursuant thereto.

                          (C)       The Directors, and any committee of the Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by way of video conference or conference telephone or other communication equipment which allows those participating to hear and speak to each other, and a quorum in that event shall be two persons so linked. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

93.         The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

94.         Questions arising at any meeting of the Directors shall be determined by a majority of votes. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

95.         (A)     Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is to his knowledge a material interest otherwise than by virtue of his or their interests in shares or debentures or other securities of or otherwise in or through the Company.  A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

                          (B)       Subject to the provisions of the Statutes, a Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

(i)             The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(ii)            The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)         Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof or as a holder of securities;

(iv)      Any proposal concerning any other company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in Sections 198 to 211 of the Act) representing one per cent or more of either any class of the equity share capital, or the voting rights, in such company;

(v)           Any proposal concerning arrangements for the benefit of the employees of the Company or any of its subsidiary undertakings which do not award him any privilege or benefit not generally awarded to the employees to whom such arrangements relate;

(vi)        Any proposal concerning the giving of him of any indemnity pursuant to the provisions of Article 142(A) or concerning any insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any Directors or for persons who include Directors provided that for the purposes of this sub-paragraph insurance shall mean only insurance against liability incurred by a Director in respect of any act or omission by him referred to in Article 142(B) or any other insurance which the Company is empowered to purchase and/or maintain for or for the benefit of any groups of persons consisting of or including Directors.

                          (C)     Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under paragraph (B) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

                          (D)      If any question shall arise at any time as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

                          (E)        The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

                          (F)        For the purposes of Articles 79 and 95:-

(i)               a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice of any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified;

(ii)            an interest of a person who is connected (within the meaning of Section 346 of the Act) with a Director shall be treated as an interest of the Director; and

(iii)         an interest (whether of his or of such a connected person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

96.         The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors.

97.         The Directors may elect from their number a Chairman and a Deputy Chairman and determine the period for which each is to hold office. If no Chairman or Deputy Chairman shall have been appointed or if at any meeting of the Directors no Chairman or Deputy Chairman shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

98.         A resolution in writing signed or approved by fax or by any electronic systems or by telephone and subsequently confirmed in writing or by fax or by electronic systems by all the Directors for the time being in the United Kingdom and entitled to vote thereon shall be as effective as a resolution passed at a meeting of the Directors and may consist of several documents or such other forms of approval in the like form each signed or so approved by one or more Directors.

99.         The Directors may delegate any of their powers or discretions (including, without prejudice to the generality of the foregoing, all powers and discretions whose exercise involves or may involve the determination and payment of remuneration to or the conferring of any benefit on all or any of the Directors) to committees consisting of one or more members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one-half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present throughout the meeting are Directors.

100. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article.

101. All acts done by any meeting of Directors, or of any such committee, or by any person acting as a Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

BORROWING POWERS

102. (A)     Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

                          (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary companies (if any) so as to secure (so far, as regards subsidiaries, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group (which expression in this Article means and includes the Company and its subsidiaries for the time being) and for the time being owing to persons outside the Group as reduced in accordance with sub-paragraph (D) below shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed an amount equal to two and a half times the Adjusted Capital and Reserves.

                          (C) For the purpose of the foregoing limit the following provisions shall apply:-

(i)               there shall be deemed, subject as hereinafter provided, to have been borrowed and to be outstanding as borrowed moneys of the relevant member of the Group (to the extent that the same would not otherwise fall to be taken into account):-

(a)             the principal amount of all debentures of any member of the Group which are not for the time being beneficially owned within the Group;

(b)            the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group;

(c)             the nominal amount of any issued and paid up share capital (other than equity share capital) of any subsidiary of the Company not for the time being beneficially owned by other members of the Group;

(d)            the nominal amount of any other issued and paid up share capital and the principal amount of any other debentures or other borrowed moneys (not being shares or debentures which or borrowed moneys the indebtedness in respect of which is for the time being beneficially owned within the Group) the redemption or repayment whereof is guaranteed or wholly or partly secured by any member of the Group;

(e)             any fixed or minimum premium payable on final redemption or repayment of any debentures, share capital or other borrowed moneys falling to be taken into account;

(ii)            moneys borrowed by any member of the Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other borrowed moneys falling to be taken into account and intended to be applied for such purpose within six months after the borrowing thereof shall not during such period, except to the extent so applied, themselves to be taken into account;

(iii)         any amounts borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credits Guarantee Department or other like institution carrying on a similar business shall be deemed not to be borrowed moneys;

(iv)        moneys borrowed by a partly-owned subsidiary and not owing to another member of the Group shall be taken into account subject to the exclusion of a proportion thereof equal to the minority proportion and moneys borrowed and owing to a partly-owned subsidiary by another member of the Group shall be taken into account to the extent of a proportion thereof equal to the minority proportion; for the purposes aforesaid “minority proportion” shall mean the proportion of the issued equity share capital of such partly- owned subsidiary which is not attributable to the Company;

(v)         amounts expressed in or calculated by reference to a currency other than sterling shall be converted into sterling at the relevant rate of exchange used for the purposes of the latest available audited consolidated balance sheet of the Company save that borrowings made since the date of such balance sheet shall be converted at the rate of exchange or approximate rate of exchange (determined on such basis as the Auditors may determine or approve) ruling on the date of the borrowing provided that in the case of any bank overdraft or other borrowing of a fluctuating amount (together herein described as an “Overdraft Account”) the following further provisions shall apply:-

(a)           if the amount outstanding on an Overdraft Account on a date as on which a calculation is being made for the purpose of the foregoing limit is not more than the amount outstanding on such Overdraft Account at the date of the said latest balance sheet the whole of such amount shall be converted at the rate of exchange used for the purpose of the said latest balance sheet;

(b)          if the amount outstanding on an Overdraft Account on a date as on which the calculation is being made for such purpose exceeds the amount which was outstanding on the same Overdraft Account at the date of the said latest balance sheet an amount equal to the excess shall be converted at the rate of exchange or approximate rate of exchange (determined on such basis as the Auditors may determine or approve) on the last business day preceding the date as on which the calculation is being made for such purpose and the balance shall be converted at the rate of exchange used for the purpose of the said balance sheet; and

(c)           if no part of the amount outstanding on an Overdraft Account on a date as on which a calculation is being made for such purpose was outstanding at the date of the said latest  balance sheet the rate of exchange for the whole of the amount outstanding shall be the rate described in sub-paragraph (b) above for the purpose of converting the excess referred to in that sub-paragraph.

For the purposes of this sub-paragraph (v) all amounts which are by virtue of the foregoing provisions of this paragraph (C) to be taken into account as borrowed moneys of the Group shall be treated as borrowings.

                          (D) For the purpose of the foregoing limit the aggregate amount for the time being remaining outstanding of all moneys borrowed by the Group and for the time being owing to persons outside the Group shall be deemed to be reduced by an amount (subject, in the case of a partly-owned subsidiary, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of such partly-owned subsidiary which is not attributable to the Company) equal to the aggregate of:-

(i)     cash in hand of the Group;

(ii)            sums standing to the credit of any current or other account of any member of the Group with banks in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any moneys borrowed by such member;

(iii)         the amount of all assets as would be included in “Current Assets-Investments” in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles used in the preparation of the then latest available audited consolidated balance sheet of the Group; and

(iv)      any discount arising on the issue of any debenture or other security by any member of the Group to the extent that such discount has not been taken into account in calculating the Adjusted Capital and Reserves.

                          (E)        In this Article the expression “Adjusted Capital and Reserves” means at any material time a sum equal to the aggregate of:-

(i)             the amount paid up or credited as paid up on the issued share capital of the Company;  and

(ii)            the amount standing to the credit of the capital and revenue reserves of the Company and its subsidiaries (including any revaluation reserve, merger reserve, share premium account or capital redemption reserve) after adding thereto or deducting therefrom any balance to the credit or debit of profit and loss account;

all based on a consolidation of the then latest available audited balance sheets of the Company and its subsidiaries but after:-

(a)           excluding any sums set aside for taxation (including deferred taxation) less any sums properly added back in respect thereof;

(b)          making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date and so that for this purpose if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional);

(c)           making such adjustments as may be appropriate in respect of any distributions declared recommended or made by the Company or its subsidiaries (other than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

(d)          making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiaries since the date of the latest audited balance sheet of the Company;

(e)           if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(f)             excluding minority interests in subsidiaries.

If in any case the latest available audited balance sheet of the Company or any of its subsidiaries has been prepared on a basis not being in substance a historical cost basis then all such adjustments shall be made therein as in the opinion of the Auditors are appropriate to bring such balance sheet into line with the accounting bases and principles which were applied in relation to the last audited balance sheet of the Company or, as the case may be, the subsidiary concerned prepared on an historic cost basis and the balance sheet as so adjusted shall be treated as the latest available audited balance sheet for the purposes aforesaid.

                          The determination of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned. Nevertheless for the purposes of this Article the Directors may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the Auditors or otherwise the Directors became aware that such a situation has or may have arisen.

(F)      No person dealing with the Company or any of its subsidiaries shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

GENERAL POWERS OF DIRECTORS

103. The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations, whether or not consistent with these Articles, as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

104. The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

105. The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

106. The Directors may from time to time elect a President of the Company and may determine the period for which he shall hold office. Such President may be either honorary or paid such remuneration as the Directors in their discretion shall think fit, and need not be a Director but shall, if not a Director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the Board of Directors.

107. Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

108. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

SECRETARY

109. The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Assistant Secretaries.

THE SEAL

110. (A)       The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

                          (B)       Every instrument to which the Seal shall be affixed shall be signed autographically by one Director and the Secretary or by two Directors save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

                          (C)       Any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

                          (D)      The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

111. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

AUTHENTICATION OF DOCUMENTS

112. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

RESERVES

113. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes.

DIVIDENDS

114. The Company may by Ordinary Resolution declare dividends but no such dividend shall exceed the amount recommended by the Directors.

115. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.

116. Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share.

117. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

118. Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

119. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

120. (A)       The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

                          (B)       The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

121. The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

122. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

123(A)           The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

                          (B)       Unless the rights or terms of any shares, or these Articles, provide otherwise, a dividend or any other money payable in respect of a share may be declared or paid in whatever currency the Directors decide.

                       (C)                               The Directors may decide that a particular Approved Depositary should be able to receive dividends in a currency other than the currency in which it is declared and may make arrangements accordingly.  In particular, if an Approved Depositary has chosen or agreed to receive dividends in another currency, the Directors may make arrangements with the Approved Depositary for value on the date on which the relevant dividend is paid, or a later date decided on by the Directors.

(D)       When a dividend is to be paid in a currency other than the currency in which it was declared the exchange rate to be used for conversion of the dividend shall be whatever market rate the Directors consider to be appropriate as at the close of business on the last business day before the date when the Directors publicly announce their intention to recommend the particular dividend, if it is a dividend declared by the shareholders passing a resolution at a General Meeting or the date when the Director’s declare the relevant dividend, in any other case. The decision of the Directors regarding the exchange rate shall be conclusive and binding.

124. Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) if so authorised by the holder of shares in uncertificated form, using the facilities of a relevant system (subject to the formalities and requirements of the relevant system), or (iv) by such other method of payment as the member (or in the case of joint holders of a share, all of them) may agree to. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, or any transfer or payment within (ii) or (iii) or (iv) above, shall be a good discharge to the Company.

125. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

126. Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

SHARES IN LIEU OF DIVIDEND

127. With the prior approval of an Ordinary Resolution of the Company passed at any General Meeting the Directors may, in respect of any dividend proposed to be paid or declared at that General Meeting or at any time prior to or at the next following Annual General Meeting offer ordinary shareholders the right to elect to receive in lieu of such dividend (or any part thereof) an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply:

(a)         the basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient, the value (calculated by reference to the average quotation) of the additional Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the ‘average quotation’ of an Ordinary Share shall be the average of the middle market quotations of the Ordinary Shares on The London Stock Exchange, as derived from the Official List, on each of the first five business days on which the Ordinary Shares are quoted “ex” the relevant dividend;

(b)        if the Directors determine to allow such right of election on any occasion they shall give notice in writing to the ordinary shareholders of the right of election offered to them and shall issue forms of election and shall specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective; the Directors may also issue forms under which shareholders may elect to receive Ordinary Shares instead of cash both in respect of the relevant dividend and in respect of future dividends not yet declared or resolved (and accordingly in respect of which the basis of allotment shall not have been determined);

(c)         the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares in respect whereof the share election has been duly exercised (‘the elected Ordinary Shares’), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis;

(d)        the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend;

(e)         Article 128 (capitalisation of profits and reserves) shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article;

(f)         the Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders or an Approved Depositary or a nominee for an Approved Depositary with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination; and

(g)        in relation to any particular proposed dividend the Directors may in their absolute discretion withdraw the offer previously made to ordinary shareholders to elect to receive additional ordinary shares in lieu of the cash dividend (or part thereof) at any time prior to the allotment of the additional ordinary shares.

CAPITALISATION OF PROFITS AND RESERVES

128. The Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the Resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being issued, unissued shares of any other class not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

129. Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

130. A copy of every balance sheet and profit and loss account which is to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than twenty-one days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to more than one of joint holders or to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.  To the extent permitted by the Statutes and agreed by the member concerned the documents referred to in this Article may be sent by electronic communication.

AUDITORS

131. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Statutes.

132. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

133. An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him as Auditor.

NOTICES

134. Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid or by fax (except for share certificates) to a fax number notified by the member in writing or by electronic mail (except for share certificates) to an address notified by the member in writing or by a relevant system. In the case of a member registered on a branch register any such notice or document may be posted either in the United Kingdom or in the territory in which such branch register is maintained. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours (or, where second-class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Where a document (other than a share certificate) is served or delivered by fax, service or delivery shall be deemed to be effected at the time it was sent. Where a document is served or delivered by a relevant system, service or delivery shall be deemed to be effected when the company (or a sponsoring system-participant acting on its behalf) sends the issuer-instruction relating to the document. The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

135.     Any document or notice which, in accordance with these Articles, may be sent by the Company by electronic mail shall, if so sent, be deemed to be received at 9 am on the day following that on which it was transmitted.  Proof (in accordance with the formal recommendations of best practice contained in the guidance issued by the Institute of Chartered Secretaries and Administrators) that an electronic communication was sent shall be conclusive evidence of such sending.

136. Any notice given to that one of the joint holders of a share whose name stands first in the Register of Members in respect of the share shall be sufficient notice to all the joint holders in their capacity as such. For such purpose a joint holder having no registered address in the United Kingdom and not having supplied an address within the United Kingdom for the service of notices shall be disregarded.

137. A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

138. A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

139. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by a notice advertised on the same date in one national newspaper with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

140.     Where under these Articles a document requires to be signed by a member of other person then, if in the form of an electronic communication, to be valid it must incorporate the electronic signature or personal identification details (which may be details previously allocated by the Company) of that member or other person, in such form as the Directors may approve, or be accompanied by such other evidence (including evidence in accordance with the last sentence of Article 69(B)) as the Directors may require to satisfy themselves that the document is genuine.  The Company may designate mechanisms for validating any such document, and any such document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

141(A)  Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive by electronic communication notices and other documents from the Company of the kind to which the address relates.  In addition, if a member notifies the Company of his email address, the Company may satisfy its obligation to send him any notice or other document by:

(i)                 publishing such notice or other document on a web site; and

(ii)              notifying him by email to that email address that such notice or document has been so published, specifying the address of the web site where the notice may be accessed, how it may be accessed and (if the notice relates to a shareholders’ meeting) stating (a) that the notice concerns a notice of a company meeting served in accordance with the Act, (b) the place, date and time of the meeting, (c) whether the meeting is to be an annual or extraordinary general meeting and (d) such other information as the Statutes may prescribe.

(B)   Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company thereof.

                   (C)   An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

Nothing in any of the preceding five Articles shall affect any requirement of the Statutes that any particular  offer, notice or other document be served in any particular manner.

WINDING UP

142. The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

143. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of an Extraordinary Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY AND INSURANCE

144        (A)     Subject to the provisions of and so far as may be consistent with the Statutes, every Director, , Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

                          (B)       Without prejudice to paragraph (A) of this Article the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers  or employees of any Relevant Company (as defined in paragraph (C) of this Article) or who are or were at any time trustees of any pension fund or employee share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or employee share scheme.

                          (C)       For the purpose of paragraph (B) of this Article “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body.

CREST

145.     (A)     Subject to the Statutes and the rules (as defined in the Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

                          (B)       The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

(a)                                  the holding of shares of that class in uncertificated form;

(b)                                 the transfer of title to shares of that class by means of a relevant system; or

(c)                                  any provision of the Regulations.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS.

GWENDOLINE GRESHAM ELLSTON,

   Austin Friars House,

       6, Austin Friars,

          London, E.C.2.

Solicitors’ Clerk.

EDITH SANDERS,

   Austin Friars House,

       6, Austin Friars,

          London, E.C.2.

Solicitors’ Clerk.

DATED this 11th day of July, 1949.

WITNESS to the above Signatures:-

                           H. E. WALKER

           Austin Friars House,

              6, Austin Friars,

                                        London, E.C.2.

Solicitors’ Clerk.

INDEX

	Article No.	Page No.
Accounts	129-130	31
Alternate Directors	91	21-22
Auditors	131-133	31
Authentication of Documents	112	28
Borrowing Powers	102	24-26
Calls on Shares	21-26	10-11
Capitalisation of Profits and Reserves	128	31
Corporations acting by Representatives	72	19
CREST	145	34
Directors
Alternate	91	21-22
Appointment and Retirement	82-90	20-21
Borrowing Powers	102	24-26
Committees	99-101	23-24
Executive Directors	80-81	20
Expenses	77	19
Interests in contracts-
entitlement	79	19
voting	95	22-23
Meetings and proceedings	92-101	22-24
Number	73	19
Pensions	78	19
Powers-
borrowing	102	24-26
general	103-108	27
Qualification	74	19
Remuneration	75-76	19
Dividends	114-126	28-30
Executive Directors	80-81	20
Forfeiture and Lien	27-35	11-12
General Meetings	46-47	14
Notice of	48-50	14-15
Proceedings at	51-60	15-16
Indemnity and Insurance	144	33
Notices	134-141	31-33
Preliminary	1-2	6-7
President	106	27
Reserves	113	28
Seal	110-111	27-28
Secretary	109	27
Share Capital	3	7
Alteration of	6-9	8
Increase	6	8
Reduction	9	8
Sub-division, Consolidation, etc.	7	8
Share Certificates (see also Article 110)	16-20	10
Shares in Lieu of Dividend	127	30
Shares	10-15	8-10
Calls on	21-26	10-11
Equitable interests not recognised	14	9
Issue	10-12	8-9
Purchase	8	8
Renunciation of allotment	13	9
Transfer	36-41	12-13
Transmission	42-44	13
Variation of Rights	4-5	7-8
Untraced Shareholders	45	13-14
Votes of Members	61-71	16-19
Winding up	142-143	33